                                AMENDMENT NO. 13
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of July 1, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Developing Markets Fund, AIM Trimark Endeavor Fund, AIM Trimark Fund and AIM Trimark Small Companies Fund effective July 1, 2007;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                          EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                          ------------------------------------
AIM China Fund                                   March 31, 2006
AIM Developing Markets Fund                     September 1, 2001
AIM Global Health Care Fund                     September 1, 2001
AIM International Total Return Fund              March 31, 2006
AIM Japan Fund                                   March 31, 2006
AIM LIBOR Alpha Fund                             March 31, 2006
AIM Trimark Endeavor Fund                       November 3, 2003
AIM Trimark Fund                                November 3, 2003
AIM Trimark Small Companies Fund                November 3, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                 AIM CHINA FUND
                           AIM DEVELOPING MARKETS FUND
                                 AIM JAPAN FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.935%
Next $250 million....       0.91%
Next $500 million....      0.885%
Next $1.5 billion....       0.86%
Next $2.5 billion....      0.835%
Next $2.5 billion....       0.81%
Next $2.5 billion....      0.785%
Over $10 billion.....       0.76%

                           AIM GLOBAL HEALTH CARE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $350 million...       0.75%
Next $350 million....       0.65%
Next $1.3 billion....       0.55%
Next $2 billion......       0.45%
Next $2 billion......       0.40%
Next $2 billion......      0.375%
Over $8 billion......       0.35%

                       AIM INTERNATIONAL TOTAL RETURN FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.65%
Next $250 million....      0.59%
Next $500 million....     0.565%
Next $1.5 billion....      0.54%
Next $2.5 billion....     0.515%
Next $5 billion......      0.49%
Over $10 billion.....     0.465%

                              AIM LIBOR ALPHA FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $1 billion.....       0.45%
Next $4 billion......      0.425%
Over $5 billion......       0.40%

                            AIM TRIMARK ENDEAVOR FUND
                        AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.745%
Next $250 million....       0.73%
Next $500 million....      0.715%
Next $1.5 billion....       0.70%
Next $2.5 billion....      0.685%
Next $2.5 billion....       0.67%
Next $2.5 billion....      0.655%
Over $10 billion.....       0.64%

                                AIM TRIMARK FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.80%
Next $250 million....      0.78%
Next $500 million....      0.76%
Next $1.5 billion....      0.74%
Next $2.5 billion....      0.72%
Next $2.5 billion....      0.70%
Next $2.5 billion....      0.68%
Over $10 billion.....      0.66%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT FUNDS


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)